EXHIBIT 99(a)


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Citizens South
Banking Corporation                                      Trinity Bank

Contact:                                                 Contact:

Kim S. Price                                             David C. McGuirt
President and Chief Executive Officer                    Chief Executive Officer
(704) 884-2260                                           (704) 296-0100

Gary F. Hoskins                                          Dennis O. Livingston
Chief Financial Officer                                  President
(704) 884-2263                                           (704) 296-0100

                                                           FOR IMMEDIATE RELEASE
                                                                    May 25, 2005
Citizens South Banking Corp. to Acquire Trinity Bank

         Gastonia, NC. - Citizens South Banking Corporation ("Citizens South") [NASDAQ: CSBC] and Trinity Bank ("Trinity") [Bulletin Board: TYBN.OB] today jointly announced the signing of a definitive agreement for the merger of Trinity into Citizens South subsidiary Citizens South Bank. The merger marks Citizens South's entry into Union County, the 19th fastest growing county in the United States and the fastest growing county in North Carolina.

         Giving effect to the merger on a pro forma basis, Citizens South will become one of the largest community banks serving the Charlotte Metropolitan Statistical Area (MSA), with $684 million in assets, $432 million in loans, $497 million in deposits and $86 million in equity. The combined bank will have 14 full-service locations and one loan production office, and will rank 8th in the Charlotte MSA in deposit market share and 5th in Union County.

         Under the terms of the merger agreement, Citizens South will issue a combination of common stock and cash for the outstanding common shares of Trinity. Trinity shareholders will be given the option of receiving 1.3931 shares of Citizens South common stock for each share of Trinity common stock, $18.25 in cash for each share of Trinity common stock, or a mixture of stock and cash for each Trinity share, such that 50% of the shares of Trinity common stock will be exchanged for Citizens South common stock. Based on merger consideration of $18.25 per share, the total transaction value is approximately $35.5 million. The transaction price represents 255% of Trinity's book value as of March 31st.

         "We are extremely excited to forge this partnership with Trinity Bank," noted Kim S. Price, President and Chief Executive Officer of Citizens South. "Trinity has created a powerful franchise by serving individuals and small- and mid-sized businesses in the Charlotte area. Our capital base will enable Trinity to better serve its longstanding



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relationships and compete for new, larger relationships brought about by the growth of Union County. It is a compelling combination."

         "We are pleased to be joining Citizens South," said David C. McGuirt, Chief Executive Officer of Trinity Bank. "This transaction provides our shareholders with significant immediate value, as well as the opportunity to participate as a shareholder in a larger, growing community bank organization. We consider this a terrific partnership for our shareholders, employees and community."

         As part of the agreement, one member of Trinity's Board of Directors will be added to the Board of Directors of Citizens South. The merger is subject to customary conditions, including the approval of Trinity shareholders and applicable regulatory authorities. The stock portion of the consideration to Trinity shareholders is expected to qualify as a tax-free transaction. The merger is anticipated to close in the fourth quarter of 2005, and is expected to be accretive to earnings per share within the first full year of combined operations.

         Citizens South Banking Corporation is the parent corporation for Citizens South Bank, which was established in 1904 and is headquartered in Gastonia, North Carolina. The Bank has eleven full-service banking offices located in the Central Piedmont region of North Carolina. At March 31, 2005, Citizens South had assets of $511.1 million, loans of $324.6 million, deposits of $372.1 million, and stockholders' equity of $69.5 million. Market makers include Friedman, Billings, Ramsey & Co., Inc., Keefe, Bruyette & Woods, Inc., Ryan Beck & Co., Inc., Morgan Stanley, Moors & Cabot, Inc., and Goldman, Sachs & Co.

         Trinity Bank is the newest community bank in Union County. It was organized by local citizens, business and community leaders in 1999 to provide hometown banking services in North Carolina's fastest growing county. A state-chartered financial institution, Trinity Bank is an Equal Housing Lender and Member FDIC. The bank operates three full-service offices located in Monroe, Stallings and Weddington, North Carolina. All Trinity Bank locations offer full-service banking to individuals, families, and businesses in the Bank's primary market of Union and Mecklenburg counties.

         Citizens South will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC") and Trinity will file the proxy statement/prospectus and other documents with the Federal Deposit Insurance Corporation (the "FDIC"). Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC and the FDIC, as well as any amendments or supplements to those documents, because they will contain important information. Trinity shareholders will be able to obtain

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a free copy of the proxy statement/prospectus, as well as other filings containing information about Trinity Bank, by directing a request to Trinity Bank, P.O. Box 5044, Monroe, North Carolina 28111, telephone (704) 296-0100,
Attention: Charla Kurtz. In addition, copies of the registration statement, including the joint proxy statement/prospectus, may be obtained without charge through the SEC's website at www.sec.gov, or by contacting Citizens South at P.O. Box 2249, Gastonia, North Carolina 28053-2249, Attention: Corporate Secretary

         The respective directors and executive officers of Trinity Bank and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Trinity Bank's directors and executive officers is available in its proxy statement dated April 1, 2005 filed with the FDIC by Trinity Bank, which is available from Trinity Bank at the address provided above. Other information regarding the interests of participants in the proxy solicitation will be contained in the proxy statement/prospectus to be filed with the SEC and the FDIC when it becomes available.

         This news release contains forward-looking statements regarding Citizens South Banking Corporation, Citizens South Bank and Trinity Bank that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the ability of each company to execute its respective business plans. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. Such forward-looking statements are based on management expectations that involve a number of risks and uncertainties and, although management for each company, respectively, believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from such statements. Neither Citizens South Banking Corporation, Citizens South Bank nor Trinity Bank can give any assurance that the acquisition of Trinity Bank by Citizens South will be consummated, or if consummated, that any expectations relating thereto will be realized. Factors that could affect whether the transaction is completed include the satisfaction or waiver of a number of conditions, including obtaining clearances from regulatory authorities and Trinity Bank shareholders. Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, neither Citizens South Banking Corporation, Citizens South Bank nor Trinity Bank is required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Additional information regarding each company concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements is available in each company's Annual Report on Form 10-K or Form 10-KSB, as applicable, for the year ended December 31, 2004, and subsequent filings with the SEC or the FDIC, as applicable. These filings are available at no cost from each of the respective companies. In

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addition, the filings with the SEC are available on the SEC's website at
www.sec.gov.

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